UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On March 31, 2015, IBM posted information on its Investor Relations website (www.ibm.com/investor/) regarding the Global Process Services integration into the company’s Global Business Services segment. This reporting change was previously discussed during IBM’s 4th quarter earnings call on January 20, 2015.  Attachment I of this Form 8-K contains the information that was posted on IBM’s Investor Relations website.

IBM’s website (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various websites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 31, 2015

	By:	/s/ Stanley J. Sutula III
Stanley J. Sutula III
Vice President and Controller
(Chief Accounting Officer)

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Attachment I

IBM Services Reporting Change
Previously discussed during IBM’s fourth quarter 2014 earnings call

31 Mar 2015

IBM’s business processing outsourcing business, branded Global Process Services, which was previously managed within Global Technology Services (GTS), has been integrated into Global Business Services (GBS) creating an end-to-end business transformation capability for clients.  This change was previously discussed during IBM’s fourth quarter 2014 earnings call on January 20, 2015.  While there is no change to aggregate IBM reported results, the change impacts the revenue, gross profit, and pre-tax income for the GTS and GBS segments.  IBM provides the following information to allow investors to update historical results and 2015 models in advance of its first quarter 2015 earnings report.

This new alignment benefits both clients and IBM by combining industry and strategy consulting more deeply with process outsourcing, and providing more immediate access to the innovations of IBM Software and Research that GBS incorporates into its solutions and transformational programs.  The integration addresses emerging client needs for increased flexibility, innovation, a shift to a consult-to-operate model, and greater process outsourcing industry expertise across Finance and Administration, Supply Chain Management, Marketing, Human Resources and Talent, and Mortgage Origination & Servicing.

Starting in the first quarter of 2015, Global Process Services revenue, which previously was reported in GTS Outsourcing, will now be reported in GBS Outsourcing.  The associated gross profit and pre-tax income that was included in the GTS segment will now be reported in the GBS segment.

In 2014, this business delivered approximately $1.7 billion of revenue and over $400 million of pre-tax income.  Within this, the first quarter of 2014 results include one month of revenue and profit associated with the divested Customer Care BPO business.  The first and second quarter 2014 pre-tax income also includes gains associated with that divestiture.  There is no significant change to the GTS or GBS revenue growth rates excluding the divested customer care business as a result of this reporting adjustment.

The following table includes the reclassified 2013 and 2014 segment results for Global Technology Services and Global Business Services.

Global Technology Services

($M)	1Q13	2Q13	3Q13	4Q13	FY13	1Q14	2Q14	3Q14	4Q14	FY14
External Revenue	8,901	8,832	8,798	9,206	35,737	8,849	9,010	8,837	8,746	35,442
Total Revenue	9,149	9,124	9,059	9,468	36,800	9,089	9,257	9,089	8,941	36,376
External GP	3,359	3,420	3,514	3,665	13,958	3,432	3,505	3,449	3,422	13,808
Segment PTI	1,511	1,446	1,808	1,885	6,649	1,215	1,669	1,625	1,422	5,931

Global Business Services

($M)	1Q13	2Q13	3Q13	4Q13	FY13	1Q14	2Q14	3Q14	4Q14	FY14
External Revenue	5,188	5,310	5,254	5,458	21,210	4,964	4,938	4,840	4,771	19,512
Total Revenue	5,368	5,498	5,431	5,627	21,924	5,105	5,078	4,975	4,897	20,055
External GP	1,453	1,623	1,693	1,640	6,409	1,450	1,472	1,498	1,503	5,923
Segment PTI	777	691	1,035	1,045	3,548	759	1,013	861	775	3,408